SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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CorMedix Inc.
(Name of Registrant as Specified In Its Charter)

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CORMEDIX INC.
1430 U.S. Highway 206, Suite 200
Bedminster, New Jersey 07921

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 6, 2017

TO THE STOCKHOLDERS OF
CORMEDIX INC.

A special meeting of stockholders of CorMedix Inc. will be held at 1545 U.S. Highway 206, First Floor Conference Room, Bedminster, New Jersey, on June 6, 2017, at 11:00 a.m. Eastern time, for the following purposes:

1.	To elect six directors to serve until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.
To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 82,000,000 shares to 202,000,000 shares and to increase the number of authorized shares of common stock from 80,000,000 shares to 200,000,000 shares;

3.	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
4.	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the proxy statement accompanying this notice.

The Board has fixed the close of business on April 13, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our principal offices in Bedminster, New Jersey for the 10 days prior to the meeting for review for any purposes related to the meeting.

You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the accompanying proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy. Your vote is important. Whether or not you plan to attend the special meeting, we hope that you will vote as soon as possible.

We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow us to furnish proxy materials, including this notice, and the proxy statement (including an electronic proxy card for the meeting) for the special meeting via the Internet. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

Bedminster, New Jersey
Dated: April 24, 2017

By Order of the Board of Directors
Antony E. Pfaffle, M.D.,
Secretary

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	Who may vote at the meeting?

A:
The Board of Directors has set April 13, 2017 as the record date for the meeting. If you owned shares of our common stock at the close of business on April 13, 2017, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 13, 2017, there were 40,720,838 shares of our common stock outstanding and entitled to vote at the meeting. Our outstanding Series C-2, C-3, D and E preferred stock is non-voting and therefore has no voting rights at the Special Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent the Notice of Internet Availability of Proxy Materials to you directly.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials has been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction card you receive.

Q:	What is the quorum requirement for the meeting?

A:
A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present at the meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

●
are present and entitled to vote in person at the meeting; or

●
properly submitted a proxy card or voter instruction card in advance of or at the meeting.

If you are present in person or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. The proposal listed in this proxy statement identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?

A:	The proposals to be voted on at the meeting are as follows:

1.
To elect the six directors named in the proxy statement to serve until our next annual meeting or until their successors have been elected and qualified;
2.
To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 82,000,000 shares to 202,000,000 shares and to increase the number of authorized shares of common stock from 80,000,000 shares to 200,000,000 shares; and
3.
To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

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Q:	How may I vote my shares in person at the meeting?

A:
If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

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Via the Internet by accessing the proxy materials on the secured website https://www.IPROXYDIRECT.com/CRMD and following the voting instructions on that website;

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Via telephone by calling toll free 1-866-752-8683 in the United States or 1-866-752-VOTE (8683) outside the United States and following the recorded instructions; or

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By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and completing, dating, signing and returning the proxy card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on June 5, 2017. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors.

Q:	How can I change my vote after submitting it?

A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

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Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary either before the meeting or at the meeting at 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921;

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Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary either before the meeting or at the meeting and before the taking of the vote, at 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921; or

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Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from them as described in the answer to a previous question.

Q:	Where can I find the voting results of the meeting?

A:	We will announce the voting results at the special meeting. We will publish the results in a Form 8-K filed with the SEC within four business days of the special meeting.

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CORMEDIX INC.
1430 U.S. Highway 206, Suite 200
Bedminster, New Jersey 07921

 PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
JUNE 6, 2017

This proxy statement has been prepared by the management of CorMedix Inc. “We,” “our” and the “Company” each refers to CorMedix Inc.

In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including the notice, this proxy statement, and a proxy card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on or about April 24, 2017. We mailed a Notice of Internet Availability of Proxy Materials on or about April 24, 2017 to our stockholders of record and beneficial owners as of April 13, 2017, the record date for the meeting. This proxy statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

GENERAL INFORMATION ABOUT SOLICITATION VOTING AND ATTENDING

Who Can Vote

You are entitled to attend the meeting and vote your common stock if you held shares as of the close of business on April 13, 2017. At the close of business on April 13, 2017, a total of 40,720,838 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Counting Votes

Consistent with state law and our bylaws, the presence, in person or by proxy, of at least a majority of the shares entitled to vote at the meeting will constitute a quorum for purposes of voting on a particular matter at the meeting. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. Shares held of record by stockholders or their nominees who do not vote by proxy or attend the meeting in person will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters.

Assuming the presence of a quorum at the meeting:

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The election of directors will be determined by a plurality of the votes cast at the meeting. This means that the six nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.

●
The vote on the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 82,000,000 shares to 202,000,000 shares and to increase the number of authorized shares of common stock from 80,000,000 shares to 200,000,000 shares requires the affirmative vote of a majority of the shares outstanding and able to vote at the meeting. Withheld votes and broker non-votes, if any, will effectively be a vote against this proposal.

●
The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

With respect to “routine” matters, such as the ratification of the selection of our independent registered public accounting firm, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations, or SRO rules, including the NYSE MKT, on which our common stock is listed, to vote its clients’ shares if the clients do not provide instructions. When a bank, brokerage firm, or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters.

With respect to “non-routine” matters, such as the amendment to the Certificate of Incorporation, a bank, brokerage firm, or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not provide instructions. The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum. Because the proposal requires a majority of outstanding shares to vote for approval, a broker non-vote will effectively be a vote against this proposal.

While the election of directors is a non-routine matter, directors are elected by a plurality of the votes cast, which means that the six nominees receiving the highest number of votes will be elected. As a result, broker non-votes have no effect on the election.

In summary, if you do not vote your proxy, your bank, brokerage firm, or other nominee may either:

●	cast a “broker non-vote” on non-routine matters; or

●	leave your shares unvoted altogether.

We strongly encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the meeting.

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors and employees might solicit proxies personally and by telephone. None of these individuals will receive any additional compensation for this. We did not, but may in the future, retain a proxy solicitor to assist in the solicitation of proxies for a fee. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

Attending the Special Meeting

If you are a holder of record and plan to attend the special meeting, please bring a photo identification to confirm your identity. If you are a beneficial owner of common stock held by a bank or broker, i.e., in “street name,” you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common stock held in street name, you must get a proxy in your name from the registered holder.

 PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our bylaws currently provide that the number of directors constituting the Board shall be not less than five nor more than nine. The Board may establish the number of directors within this range. There are six directors presently serving on our Board, and the number of directors to be elected at this annual meeting is six. In March 2015, in connection with a backstop financing agreement, we granted Manchester Securities Corp., our largest stockholder, the right for as long as it or its affiliates hold any of our common stock or securities convertible into our common stock the right to appoint up to two members to our Board of Directors and/or to have up to two observers attend Board meetings in a non-voting capacity. Manchester has exercised these rights and has appointed Janet Dillione and Myron Kaplan as members of the Board.

The Board proposes the six nominees listed below for election to the Board for a one-year term. The Board has determined that directors Janet Dillione, Michael George, Myron Kaplan, Taunia Markvicka and Cora Tellez are independent as defined in Rule 803A(2) of the NYSE MKT Rules. The Board has determined that director Khoso Baluch, who is also our Chief Executive Officer, is not independent under that definition. In addition to the specific bars to independence set forth in that rule, we also consider whether a director or his or her affiliates have provided any services to, worked for or received any compensation from us or any of our subsidiaries in the past three years in particular. In addition, none of the nominees is related by blood, marriage or adoption to any other nominee or any of our executive officers.

Director Nominees with Terms Expiring in 2017
Name	Age	Director Since	Position(s) with CorMedix
Khoso Baluch	59	October 2016	Director and Chief Executive Officer
Janet M. Dillione	57	August 2015	Director
Michael W. George	68	February 2014	Director
Myron Kaplan	72	April 2016	Director
Taunia Markvicka	48	April 2014	Director
Cora M. Tellez	67	April 2014	Director

Khoso Baluch joined our Board in October 2016 upon his appointment as our Chief Executive Officer. Mr. Baluch previously served as Senior Vice President and President Europe, Middle East & Africa EMEA of UCB, SA, or UCB, from January 2015 to early 2016, Senior Vice President and President of the European Region of UCB from February 2013 to December 2014, and Senior Vice President and Chief Marketing Officer of UCB from January 2010 to February 2013. Prior to joining UCB, Mr. Baluch worked for Eli Lilly & Co for 24 years, holding international positions spanning Europe, the Middle East and the United States in general management, business development, market access and product leadership. He has served as an independent director of Poxel SA, a French publicly traded biotech company, since 2013. Mr. Baluch holds a BSc in Aeronautical Engineering from City University London and a Masters of Business Administration from Cranfield School of Management. Among other qualifications, attributes and skills, Mr. Baluch’s business expertise and significant executive management experience in the pharmaceutical industry led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Janet M. Dillione has been a director of CorMedix since August 2015. Ms. Dillione has served as the Chief Executive Officer of Bernoulli (formerly known as Cardiopulmonary Corp.), a leader in medical device connectivity for EMR integration, and integrated clinical applications and workflows for over 20 years, since 2014. Previously, she was at Nuance Communications, Inc., a leading provider of voice and language solutions for businesses and consumers around the world, having joined Nuance in April 2010 as Executive Vice President and General Manager of the Healthcare Division and serving as an executive officer from May 2010 until March 2014. From June 2000 to April 2010, Ms. Dillione held several senior level management positions at Siemens Medical Solutions, a global leader in medical imaging, laboratory diagnostics, and healthcare information technology, including President and CEO of the global healthcare IT division. Ms. Dillione received her B.A. from Brown University in 1981 and completed the Executive Program at The Wharton School of Business of the University of Pennsylvania in 1995. She has over 25 years of experience leading global teams in the development and delivery of healthcare technology and services. Among other qualifications, attributes and skills, Ms. Dillione’s financial expertise and significant executive management experience with medical device and healthcare companies led to the conclusion of our Board that she should serve as a director of our company in light of our business and structure.

Michael W. George joined our Board in February 2014. Mr. George is currently the Chief Executive Officer of Michael George & Associates, a health care consulting firm. Prior to forming Michael George & Associates, Mr. George served as a restructuring and turnaround executive for aaiPharma Inc., Derm Tech International and Urocor, Inc. Prior to that, he served as President/North America of Elan Pharmaceuticals. He has over 25 years of sales and marketing experience, including senior management positions, with three large pharmaceutical companies, DuPont Merck Pharmaceutical Company, Bristol Myers Pharmaceutical Company and Sandoz Pharmaceuticals, Inc. (now Novartis). Mr. George recently served on the board of ClearPath Diagnostics, Inc., a private company that was sold in the fall of 2016, and Coastal Horizons, Inc., a non-profit corporation, until his term ended. He has served on the boards of two other public companies. He holds a B.S. in Business Administration from Central Missouri State University (now the University of Central Missouri) and a Masters of Business Administration from New Hampshire College (now the University of Southern New Hampshire). Among other experience, qualifications, attributes and skills, Mr. George’s executive, commercial and marketing expertise with pharmaceutical companies led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Myron Kaplan became a director of CorMedix in April 2016. He is a founding partner of Kleinberg, Kaplan, Wolff & Cohen, P.C., a New York City general practice law firm, where he has practiced corporate and securities law for more than forty years. In 2012, Mr. Kaplan became a trustee of the Lehman Brothers Plan Holding Trust. Previously, he served as a member of the board of directors of SAirGroup Finance (USA) Inc., a subsidiary of SAirGroup that had publicly issued debt securities, Trans World Airlines, Inc. and Kitty Hawk, Inc. Among his business and civic involvements, Mr. Kaplan currently serves on the boards of directors of a number of private companies and has been active for many years on the Boards of Trustees and various board committees of The Children’s Museum of Manhattan and JBI International (formerly The Jewish Braille Institute of America). Mr. Kaplan graduated from Columbia College and holds a Juris Doctor from Harvard Law School. Among other experience, qualifications, attributes and skills, Mr. Kaplan’s experience in a broad range of corporate and securities matters and service as a director of public companies led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Taunia Markvicka PharmD, MBA became a director of CorMedix in April 2014. She is Chief Commercial Officer at Symbiomix Therapeutics. Prior to this, she was Senior Vice President, Chief Commercial Officer at Pacira Pharmaceuticals (Nasdaq: PCRX), a position she held since January 2014 to January 2016, prior to which she served as Vice President, Commercial at Pacira, beginning in November 2010, and where she first began working in 2008. Ms. Markvicka has a strong commercial and clinical background, and has extensive experience in managing a product strategy from development to commercialization. She has been responsible for all facets of commercialization, market analysis, pre-launch planning, forecasts, budgets and launches.  She has held leadership roles at Stack Pharma, The Medicines Company, Watson Pharmaceuticals, and Sandoz Pharmaceuticals (now Novartis). Among other experience, qualifications, attributes and skills, Ms. Markvicka’s commercial and marketing expertise with pharmaceutical companies led to the conclusion of our Board that she should serve as a director of our company in light of our business and structure.

Cora M. Tellez joined the Board of CorMedix in April 2014. She is currently President and CEO of Sterling HSA, a company she founded in 2004.  Mr. Tellez has 25 years of management experience in health care finance and delivery.  Prior to founding Sterling HSA, Ms. Tellez was President of the Health Plans division of Health Net, Inc., an insurance provider that operated in seven states and achieved revenue of $8 billion from health plans.  She has also served as President of Prudential’s western health operations, CEO of Blue Shield of California, Bay Region and Regional Manager for Kaiser Permanente of Hawaii.  She serves on the boards of HMS Holdings, Inc. (NASDAQ:HMSY) and Pacific Premier Bancorp Inc. (NASDAQ:PPBI).  She previously served as a former board director of Crescent Healthcare, Bank of Hawaii, Glendale Federal Bank, Cal Fed Bank, Catellus Development Company, First Consulting Group and Practice Fusion. Among other experience, qualifications, attributes and skills, Ms. Tellez’s business experience in the healthcare industry, and her service as a director of a public company, led to the conclusion of our Board that she should serve as a director of our company in light of our business and structure.

Vote Required

Directors are elected by a plurality of the votes cast at the annual meeting. This means that the six nominees receiving the highest number of votes will be elected.

Recommendation

The Board recommends that stockholders vote FOR the election of the six nominees for election to the Board for a one-year term.

PROPOSAL NO. 2-APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 82,000,000 SHARES TO 202,000,000 SHARES AND TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 80,000,000 SHARES TO 200,000,000 SHARES

Our Board of Directors has approved and recommended a proposal to amend our amended and restated Certificate of Incorporation (“Certificate of Incorporation”), substantially in the form of Appendix A hereto, to increase our shares of authorized capital stock from 82,000,000 shares to 202,000,000 shares and to increase the number of authorized shares of common stock from 80,000,000 to 200,000,000 shares.

If approved by our stockholders, we intend to file the amendment with the Secretary of State of Delaware as soon as practicable following the annual meeting, and the amendment will be effective upon such filing. If the proposal is not approved by our stockholders, our Certificate of Incorporation will continue as currently in effect.

Current Structure

As of April 13, 2017, we had 82,000,000 authorized shares, with 80,000,000 shares designated as common stock, $0.001 par value per share, of which 40,720,838 shares were issued and outstanding, and 2,000,000 shares of preferred stock, $0.001 par value per share, of which 442,585 shares were issued and outstanding. Of the remaining 39,279,162 authorized shares of common stock, 6,228,999 shares are reserved for issuance upon the conversion of the outstanding shares of our Series C, Series D and Series E preferred stock, 5,667,045 shares are reserved for issuance upon the exercise of issued and outstanding options, 107,931 shares are reserved for issuance upon the vesting of restricted stock units, 81,038 shares are reserved for issuance pursuant to deferred director compensation, 4,507,569 shares are reserved for future issuance under our 2013 Stock Incentive Plan, and 4,006,468 shares are reserved for issuance upon the exercise of issued and outstanding warrants. This leaves an aggregate of only 18,680,112 shares of our authorized common stock remaining available for future issuance.

Background and Purpose of the Amendment

The Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible future financings or for other corporate uses is critical to our long-term success and is in the best interests of our company and our stockholders. While we currently have no specific understandings, arrangements or agreements with respect to any future actions that would require us to issue a material amount of the additional new shares of our common stock, in light of our need for additional financing in 2017 and in the future, the Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility and anticipates having to draw on the proposed increase in authorized shares in 2017. In addition, we have entered into an At Market Issuance Sales Agreement with FBR for an at-the-market common stock program, which, in order to access the full $40.0 million available, we would need the proposed increase in the authorized shares.

Effects of the Amendment

If the proposed amendment of our Certificate of Incorporation is approved, the number of authorized shares of capital stock will be increased from 82,000,000 shares to 202,000,000 shares and the number of authorized shares of common stock of our Company will be increased from 80,000,000 to 200,000,000. The amendment will not change the par value of the shares of our common stock, affect the number of shares of our common stock that are outstanding, or affect the legal rights or privileges of holders of existing shares of common stock. The increase will not have any effect on the authorized or outstanding shares of preferred stock. The increase will not have any effect on any outstanding equity incentive awards or warrants to purchase our common stock.

Vote Required

Approval of the amendment to our Certificate of Incorporation to increase our authorized shares of capital stock from 82,000,000 shares to 202,000,00 shares and the authorized shares of common stock from 80,000,000 to 200,000,000 requires the receipt of the affirmative vote of a majority of the shares of our common stock issued and outstanding as of the record date.

Possible Anti-Takeover Implications of the Authorized Share Increase

We have no intent or plan to employ the additional unissued authorized shares as an anti-takeover device. As indicated above, the purpose of the increase in our authorized shares of common stock is to ensure that we have sufficient authorized common stock to, among other things, to provide flexibility to consummate future equity financings and other corporate opportunities. However, our authorized but unissued shares of common stock could (within the limits imposed by applicable law and regulation) be issued in one or more transactions that could make a change of control more difficult and therefore more unlikely.

Our Board did not propose the increase in our authorized shares of capital and common stock in response to any effort known to our Board to accumulate common stock or to obtain control of our company by means of a merger, tender offer or solicitation in opposition to management. Further, our Board does not currently contemplate recommending the adoption of any other amendments to our Certificate of Incorporation that could be construed as limiting the ability of third parties to consummate a takeover or effect a change of control. Although this proposal to increase the authorized number of shares of capital and common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by our Company to oppose changes in control of our company and perpetuate our company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

The issuance in the future of additional authorized shares of common stock may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of common stock. In addition, an increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control our company. The increase in the authorized shares of capital and common stock is not being recommended by our Board as part of an anti-takeover strategy.

Recommendation

The Board of Directors has unanimously approved the amendment to our Amended and Restated Certificate of Incorporation and recommends that you vote FOR Proposal No. 2.

 PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to its charter, the Audit Committee of our Board has appointed the firm Friedman LLP, New York, New York, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. While the Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Committee and the Board are requesting that the stockholders ratify this appointment. If the stockholders ratify this appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If the stockholders do not ratify this appointment, the Audit Committee may reconsider, but might not change, its appointment.

Representatives of Friedman LLP are expected to be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

Ratification of the appointment of Friedman LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

CORPORATE GOVERNANCE

Information about the Board of Directors and its Committees

Board Composition

Our Board currently consists of six members. Directors elected at this meeting and each subsequent annual meeting will be elected for one-year terms or until their successors are duly elected and qualified.

We separate the positions of Chairman, currently held by independent director Cora M. Tellez, and that of Chief Executive Officer, currently held by Khoso Baluch. While the Board believes that separation of these positions serves our company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman and Chief Executive Officer.

Selection of Nominees for our Board of Directors

To be considered as a director nominee, an individual must have, among other attributes: high personal and professional ethics, integrity and values; commitment to our company and its stockholders; an inquisitive and objective perspective and mature judgment; availability to perform all Board and committee responsibilities; and independence. In addition to these minimum requirements, the Nominating and Governance Committee will also evaluate whether the nominee’s skills are complementary to the existing directors’ skills and the Board’s need for operational, management, financial, international, industry-specific or other expertise. We do not have a specific written policy with regard to the consideration of diversity in identifying director nominees. We focus on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of our stockholders. All those matters being equal, we do and will consider diversity a positive additional characteristic in potential nominees.

The Nominating and Governance Committee invites Board members to submit nominations for director. In addition to candidates submitted by Board members, director nominees recommended by stockholders will be considered. Stockholder recommendations must be made in accordance with the procedures described in the section titled “Stockholder Proposals” below and will receive the same consideration that other nominees receive. All nominees are evaluated by the Nominating and Governance Committee to determine whether they meet the minimum qualifications and whether they will satisfy the Board’s needs for specific expertise at that time. The Committee recommends to the full Board nominees for election as directors at our annual meeting of stockholders.

No stockholder has nominated anyone for election as a director at this annual meeting.

Board Committees

Our Board has established an Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Audit Committee currently consists of Ms. Dillione (Chair), Mr. Kaplan, Ms. Markvicka and Ms. Tellez. Our Compensation Committee currently consists of Ms. Markvicka (Chair), Ms. Dillione, Mr. George and Mr. Kaplan. Our Nominating and Governance Committee currently consists of Mr. George (Chair), Ms. Dillione, Ms. Markvicka and Ms. Tellez. The membership of these Committees may be changed after the annual meeting.

Our Board has undertaken a review of the independence of our directors and has determined that (i) all current directors except Khoso Baluch are independent within the meaning of Section 803A(2) of the NYSE MKT Rules, (ii) all members of our Audit Committee meet the additional test for independence for audit committee members imposed by SEC regulation and Section 803B(2) of the NYSE MKT Rules, and (iii) all of the members of our Compensation Committee and Nominating and Governance Committee are independent within the meaning of Section 805(c) of the NYSE MKT Rules.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for each committee, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at www.cormedix.com under the “Investor Relations—Corporate Governance” tab.

Audit Committee

The Audit Committee monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. The Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. All related party transactions will be approved by the Audit Committee before we enter into them.

Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the Audit Committee.

The Board has determined that each of Ms. Dillione and Ms. Tellez qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of each of Ms. Dillione and Ms. Tellez as an “audit committee financial expert” does not impose on them any duties, obligations or liability that are greater than those that are generally imposed on them as a member of the Audit Committee and the Board, and their designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee

The Compensation Committee reviews and approves our compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, annual salaries, bonuses, and other incentive compensation arrangements. In addition, the Compensation Committee administers our stock option and employee stock purchase plans, including granting stock options to our executive officers and directors. The Compensation Committee also reviews and approves employment agreements with executive officers and other compensation policies and matters.

In 2016, we engaged Frederick W. Cook & Co., an independent compensation consultant, for input on the compensation of our Named Executive Officers and directors. The Compensation Committee assessed the independence of Frederick W. Cook & Co., considering the factors required by the NYSE MKTand concluded that no conflict of interest exists that would prevent Frederick W. Cook & Co. from independently representing our company. In the future, we, or the Compensation Committee, may engage or seek the advice of Frederick W. Cook & Co., or another compensation consultant.

Each member of the Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Nominating and Governance Committee

The Nominating and Governance Committee identifies, evaluates and recommends nominees to the Board and committees of the Board, conducts searches for appropriate directors and evaluates the performance of the Board and of individual directors. The Nominating and Governance Committee also is responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board concerning corporate governance matters.

Information Regarding Meetings of the Board and Committees

The business of our company is under the general oversight of our Board as provided by the laws of Delaware and our bylaws. During the fiscal year ended December 31, 2016, the Board held eight meetings and also conducted business by written consent, the Audit Committee held eight meetings and also conducted business by written consent, the Compensation Committee held 12 meetings and also conducted business by written consent, and the Nominating and Governance Committee held six meetings. Each person who was a director during 2016 attended at least 75% of the Board meetings and the meetings of the committee on which he or she served. We do not have a formal written policy with respect to Board members’ attendance at our annual meetings of stockholders, but we encourage them to do so. Directors Janet Dillione, Michael George, Myron Kaplan, Taunia Markvicka and Cora Tellez attended the 2016 annual meeting, participating via telephone, while then-Directors Randy Milby and Antony Pfaffle attended in person.

Risk Oversight

Our Board is responsible for our company’s risk oversight and has delegated that role to the Audit Committee. In fulfilling that role, the Audit Committee focuses on our general risk-management strategy, the most significant risks facing our company, and ensures that risk-mitigation strategies are implemented by management. The Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. The Nominating and Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices. Each of the committees regularly reports to the full Board as appropriate on its efforts at risk oversight, and will report any matter that rises to the level of a material or enterprise-level risk.

Stockholder Proposals

 The Bylaws establish procedures for stockholder nominations for elections of directors and bringing business before any annual meeting or special meeting of stockholders. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the stockholder notice must be given not more than 120 days nor less than the later of 90 days prior to the date of the annual meeting or, if it is later, the 10th day following the date on which the date of the annual meeting is first publicly announced or disclosed by us.

A stockholder’s notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and (ii) the class and number of shares of our company that are owned beneficially and of record by such stockholder and such beneficial owner; and (d) any additional information reasonably requested by the Board.

Notwithstanding anything in the previous paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the Bylaws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in the Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, to declare that such defective proposal or nomination will be disregarded.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)
c/o Secretary
CorMedix Inc.
1430 U.S. Highway 206, Suite 200
Bedminster, New Jersey 07921

We will forward all communications from stockholders to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

Stock Ownership Requirements

We adopted stock ownership guidelines for our non-employee directors in October 2014 with the objective of more closely aligning the interests of our non-employee directors with those of our stockholders. The stock ownership guidelines require each non-employee director to acquire $100,000 worth of our common stock within five years of October 20, 2014 for then current directors and within five years of joining the Board for directors joining the Board after that date. This requirement may be met with the purchase of shares under the Deferred Compensation Plan for Directors, vested restricted stock units and exercise of stock options.

Executive Officers

The following table sets forth information concerning our current executive officers:

Name	Age	Position(s) with CorMedix
Khoso Baluch	59	Chief Executive Officer
Robert Cook	61	Chief Financial Officer
Judith Abrams, M.D.	57	Chief Medical Officer
John Armstrong	72	Executive Vice President for Technical Operations

See the biography for Khoso Baluch under “Proposal No. 1 – Election of Directors.”

Robert Cook most recently served as Chief Financial Officer of Bioblast Pharma Ltd. from January 2016 to July 2016. His prior pharma experience includes: Executive Vice President and Chief Financial Officer at Strata Skin Sciences, Inc. from April 2014 to January 2016; Senior Vice President and Chief Financial Officer at Immune Pharmaceuticals, Inc. from August 2013 to March 2014, and its predecessor EpiCept Corporation from April 2004 to August 2013, including one year as Interim President and CEO of EpiCept in which he completed the reverse merger of EpiCept into Immune. Previously he served as CFO of publicly-held Pharmos Corporation. Mr. Cook began his career in financial services at Chase Manhattan and he also held a position as a Vice President in the Healthcare Group at General Electric Capital Commercial Finance. Mr. Cook holds a B.S. in Finance, magna cum laude, from The American University, in Washington, DC.

Judith Abrams most recently served as Head of Celgene Corporation’s Otezla (Apremilast) Global Clinical Submission Team, from January 2012 to January 2017, where she led all clinical activities supporting the global submission through approval and launch of Otezla. Previously, Dr. Abrams has held positions of increasing responsibility managing the clinical development of a portfolio of products across all phases of clinical development, including Vice President, Medical & Science Inflammation at Novo Nordisk, Inc. from October 2010 to January 2012, and positions at NPS Pharmaceuticals, Inc., Johnson & Johnson PRD, Novartis Pharmaceuticals Corporation, Amgen Inc., and Bristol-Myers Squibb PRI. Dr. Abrams received her M.D. and completed fellowships in Internal Medicine and Rheumatology at the University of Toronto Faculty of Medicine. She completed a post-doctoral research fellowship at Stanford University School of Medicine, Division of Immunology where she subsequently became a member of the clinical faculty. Dr. Abrams is Adjunct Associate Professor, Department of Medicine, New York University School of Medicine.

John Armstrong became our Executive Vice President for Technical Operations in March 2017. Prior to that, he was been employed by us as a consultant beginning in November 2014, performing the same services that he now performs as our Executive Vice President for Technical Operations. Jack has over 45 years’ experience in the pharmaceutical industry with broad senior level cross functional experience and has held a number of General Management positions. Most recently, from August 2010 to January 2013, he was President, Operations for Correvio, a private pharmaceutical company supplying product to over 50 countries, and prior positions include President/CEO of Genaera Corporation, Sr. Vice President of Urocor Corporation, CEO of Mills Biopharma, President of Oread CMO), President of Endo Laboratories (subsidiary of DuPont Merck), President of World-wide Manufacturing for DuPont Merck Pharmaceuticals, Vice President Operations for Marion/ Marion Merrill Dow, and held varied roles in Manufacturing, QA, Led Integrated business systems development for three companies as well as having expertise in business development. Mr. Armstrong holds an executive M.B.A. from Century University. He is also a CPIM (Certified in Production and Inventory Management).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table shows the number of shares of our common stock beneficially owned as of February 28, 2017 by:

●	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

●	each director;

●	each of our executive officers named in the Summary Compensation Table below (the “Named Executive Officers”) and our current executive officers; and

●	all of our current directors and executive officers as a group.

This table is based upon the information supplied by our Named Executive Officers, directors and principal stockholders and from Schedules 13D and 13G filed with the SEC. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown, and their address is c/o CorMedix Inc., 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921. As of February 28, 2017, we had 40,720,838 shares of common stock outstanding. Beneficial ownership in each case also includes shares issuable upon exercise of outstanding options that can be exercised within 60 days after February 28, 2017 for purposes of computing the percentage of common stock owned by the person named. Options owned by a person are not included for purposes of computing the percentage owned by any other person.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned (1)
	Shares	%
5% or Greater Stockholders
Elliott Associates, L.P. (2)	4,332,293	9.9%

Directors and Named Executive Officers:
Khoso Baluch (3)	10,000	*
Janet M. Dillione (4)	147,072	*
Michael W. George (5)	185,000	*
Myron Kaplan (6)	70,000	*
Taunia Markvicka (7)	192,600	*
Cora Tellez (8)	298,071	*
Robert Cook	-0-	--
Judith Abrams	-0-	--
John Armstrong	-0-	--
Antony E. Pfaffle, M.D. (9)	600,000	1.5

All executive officers and directors as a group (10 persons) (10)	1,512,743	3.6%

* Less than 1%

(1)
Based upon 40,720,838 shares of our common stock outstanding on February 28, 2017 and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of February 28, 2017.

(2)
Due to the Ownership Limitation (as defined below), Elliott Associates, L.P. (“Elliott Associates”) may be deemed the beneficial owner of 4,332,293 shares of our common stock through securities held by it and by Manchester Securities Corp., a wholly-owned subsidiary of Elliott Associates (“Manchester”), and Elliott International, L.P. (“Elliott International”), the investment advisor of which is an affiliate of the investment advisor of Elliott Associates. Notwithstanding the above, Elliott Associates beneficially holds: (i) 1,730,200 shares of our common stock held by Manchester, (ii) 2010 warrants held by Manchester exercisable for 390,720 shares of our common stock, (iii) May 2013 warrants exercisable for 500,000 shares of our common stock, (iv) 52,500 shares of our Series C-2 non-voting convertible preferred stock convertible into 525,000 shares of our common stock, (v) October 2013 warrants exercisable for 262,500 shares of our common stock, (vi) 97,500 shares of our Series C-2 non-voting convertible preferred stock held by Elliott International convertible into 975,000 shares of our common stock, (vii) October 2013 warrants held by Elliott International exercisable for 487,500 shares of our common stock, (viii) 73,962 shares of our Series D non-voting convertible preferred stock held by Manchester convertible into 1,479,240 shares of our common stock, and (ix) 89,623 shares of our Series E non-voting convertible preferred stock held by Manchester convertible into 1,959,759 shares of our common stock (the May 2013 warrants and the October 2013 warrants shall collectively be referred to herein as the “Convertible Securities”). However, in accordance with Rule 13d-4 under the Exchange Act, the number of shares of our common stock into which the Convertible Securities are convertible or exercisable, as applicable, are limited pursuant to the terms of the Convertible Securities to that number of shares of our common stock which would result in Elliott Associates having aggregate beneficial ownership of, with respect to the May 2013 warrants, the October 2013 warrants, the Series C-2 preferred stock, the Series D preferred stock and the Series E preferred stock, 9.99% of the total issued and outstanding shares of our common stock (the "Ownership Limitation"). Elliott Associates disclaims beneficial ownership of any and all shares of our common stock issuable upon any conversion or exercise of the Convertible Securities if such conversion or exercise would cause Elliott Associates’ aggregate beneficial ownership to exceed or remain above the applicable Ownership Limitation (as is currently the case). Therefore, Elliott Associates disclaims beneficial ownership of any shares of our common stock, issuable upon any conversion or exercise of the May 2013 warrants, the October 2013 warrants, the Series C-2 preferred stock, the Series D preferred stock and the Series E preferred stock, which conversion of exercise would be prohibited by the Ownership Limitation. The business address of Elliott Associates is 40 West 57th Street, 30th Floor, New York, New York 10019. Based solely on information contained in a Schedule 13D filed with the SEC on May 2, 2016 by Elliott Associates and other information known to us.

(3)	Consists of 10,000 shares of our common stock.

(4)
Consists of (i) 18,738 shares of our common stock, and (ii) 128,334 shares of our common stock issuable upon the exercise of stock options. Does not include an aggregate of 19,963 shares of our common stock that were deferred as director fee compensation and that are not issuable until after the individual’s cessation of service with our Board.

(5)
Consists of 185,000 shares of our common stock issuable upon exercise of stock options. Does not include an aggregate of 27,292 shares of our common stock that were deferred as director fee compensation and that are not issuable until after the individual’s cessation of service with our Board.

(6)	Consists of (i) 20,000 shares of our common stock, and (ii) 50,000 shares of our common stock issuable upon exercise of stock options.

(7)	Consists of (i) 22,600 shares of our common stock, and (ii) 170,000 shares of our common stock issuable upon the exercise of stock options.

(8)
Consists of (i) 118,071 shares of our common stock, and (ii) 180,000 shares of our common stock issuable upon exercise of stock options. Does not include an aggregate of 33,783 shares of our common stock that were deferred as director fee compensation and that are not issuable until after the individual’s cessation of service with our Board.

(9)	Consists of 600,000 shares of our common stock issuable upon exercise of stock options. Dr. Pfaffle ceased to be an executive officer in March 2017.

(10)
Consists of (i) the following held by our directors and executive officers (A) 189,409 shares of our common stock, and (B) 1,313,334 shares of our common stock issuable upon exercise of stock options, as referenced in footnotes 3 through 9.

DIRECTOR COMPENSATION

Director Compensation in Fiscal 2016

The following table shows the compensation earned by each non-employee director of our company for the year ended December 31, 2016.

Name	Fees Earned ($)	Option Awards (1) (2) ($)	Total ($)
Janet M. Dillione	30,000(3)	131,670	161,670
Michael W. George	30,000(3)	124,740	154,740
Myron Kaplan (4)	16,964	157,400	174,364
Taunia Markvicka	30,000	124,740	154,740
Cora Tellez	30,000(3)	138,600	168,600
Matthew P. Duffy(5)	11,332(3)	103,950	115,282
Steven Lefkowitz(5)	11,332(3)	103,950	115,282

(1)
The amounts included in this column are the dollar amounts representing the full grant date fair value of each stock option award calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the directors upon option exercise. For information on the valuation assumptions used in calculating this amount, see Note 8 to our audited financial statements included in this Annual Report on Form 10-K.

(2)
As of December 31, 2016, the number of shares underlying options held by each non-employee director was as follows: 145,000 shares for Ms. Dillione; 185,000 shares for Mr. George; 50,000 shares for Mr. Kaplan; 170,000 shares for Ms. Markvicka; 180,000 shares for Ms. Tellez; 0 shares for Mr. Duffy; and 0 shares for Mr. Lefkowitz.

(3)
Includes fees of $30,000 for Ms. Dillione, $30,000 for Mr. George, $30,000 for Ms. Tellez and $5,666 for Mr. Duffy that were deferred. See “Directors Compensation Plan” below for a description of the deferral plan pursuant to which the deferrals were made.

(4)
Mr. Kaplan joined our Board in April 2016.

(5)
Mr. Duffy and Mr. Lefkowitz ceased to serve as directors in June 2016 and the stock options granted to them in 2016 were forfeited in June 2016.

Director Compensation Plan

Prior to February 2017, we had the following cash and equity compensation plan for non-employee directors. Each director received an annual cash fee of $25,000, the Board Chair received an additional $5,000 and committee Chairs received an additional $5,000. Upon a director’s first election to the Board, he or she was granted an option to purchase 50,000 shares of our common stock that vest one third each on the date of grant and the first and second anniversary of the date of grant, subject to continued service on the Board through the vesting date. After election to the Board, in the next calendar year after his or her election and annually thereafter, each director was granted an option to purchase 75,000 shares of our common stock for his or her service on the Board with an additional 25,000 options for the Board chair, 20,000 options for the Audit Committee chair, and 15,000 options for other Committee chairs, which options vested on the first anniversary of the date of grant, subject to continued service on the Board.

In late 2016, with the assistance of Frederick W. Cook & Co., the Compensation Committee reviewed a peer group of 14 public companies, which group was used by Frederick W. Cook & Co. to conduct a compensation study for purposes of establishing director compensation. The composition of the peer group was based on the following criteria: (i) companies operating in a similar industry sector, (ii) publicly traded companies, (iii) companies of similar size, and (iv) companies of similar business operation and stage of research and development. The peer group companies considered by the Compensation Committee are set forth under “Executive Compensation” below. The Compensation Committee also used this data in various combinations in an effort to establish director compensation that reflects our particular facts and circumstances.

Based on the information presented by Frederick W. Cook & Co., in February 2017, we adopted the following cash and equity compensation plan for non-employee directors. Each director receives an annual cash fee of $25,000, the Board Chair and committee Chairs each receives an additional $5,000. Upon a director’s first election to the Board, he or she will be granted an option to purchase 75,000 shares of our common stock that vest one third each on the date of grant and the first and second anniversary of the date of grant, subject to continued service on the Board through the vesting date. After election to the Board, in the next calendar year after his or her election and annually thereafter, each director will be granted (i) an option to purchase 40,000 shares of our common stock that vest one year after the date of grant, subject to continued service on the Board through the vesting date, and (ii) restricted stock units in the amount of the lesser of 10,000 units or $25,000 divided by our stock price on the date of grant, with the Board chair receiving an additional number of restricted stock units in the amount of the lesser of 12,000 units or $24,000 divided by our stock price on the date of grant, the Audit Committee chair receiving an additional number of restricted stock units in the amount of the lesser of 6,000 units or $12,000 divided by our stock price on the date of grant, the Compensation Committee chair receiving an additional number of restricted stock units in the amount of the lesser of 4,000 units or $8,000 divided by our stock price on the date of grant, and the Nomination and Governance Committee chair receiving an additional number of restricted stock units in the amount of the lesser of 2,500 units or $5,000 divided by our stock price on the date of grant. Restricted stock units vest one year after the grant date, subject to continued service on the Board through the vesting date.

The exercise price per share of each stock option granted to our non-employee directors is equal to the fair market value of our common stock as determined in good faith by our Board on the date of the grant.

In July 2014, we adopted a Deferred Compensation Plan for Directors, pursuant to which our non-employee directors may defer all of their cash director fees and restricted stock units. Any cash fees due a participating director will be converted into a number of shares of our common stock by dividing the dollar amount of fees payable by the closing price of our common stock on the date such fees would be payable, and the director’s unfunded account would be credited with the shares. The shares that accumulate in a director’s account will be paid to the director on the tenth business day in January following the year in which the director’s service terminates for whatever reason, other than death, in which case the account will be paid within 30 days of the date of death to the designated beneficiaries, if any. If there are no designated beneficiaries, the account will be paid out the same as with any other termination of service. In the event of a change in control of our company, the director would receive cash in an amount equal to the number of shares in the account multiplied by the fair market value of our common stock on the change in control date, and the payment would be accelerated to five business days after the effective date of the change in control.

EXECUTIVE COMPENSATION

Overview

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and Chief Scientific Officer, who were our only executive officers in 2016 and who we refer to as our Named Executive Officers. Our Board has delegated responsibility for creating and reviewing the compensation of our entire senior management team, including our Named Executive Officers, to the Compensation Committee of our Board. The role of the Compensation Committee is to oversee our compensation and benefit plans and policies, to administer our equity incentive plans and to review and make recommendations to our Board, generally on an annual basis, regarding all compensation decisions for our Named Executive Officers.

The Chief Executive Officer attends Compensation Committee meetings by invitation to provide input with respect to compensation and performance assessments of executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Philosophy

The Compensation Committee is responsible for reviewing and approving the compensation payable to our Named Executive Officers and other key employees. As part of such process, the Compensation Committee seeks to accomplish the following objectives with respect to our executive compensation programs:

●
motivate, recruit and retain executives capable of meeting our strategic objectives;

●
provide incentives to ensure superior executive performance and successful financial results for our company; and

●
align the interests of the Named Executive Officers with the long-term interests of our stockholders.

The Compensation Committee seeks to achieve these objectives by:

●
establishing a compensation structure that is both market competitive and internally fair;

●
linking a substantial portion of compensation to our achievement of objectives, the executive management team’s performance as a group in meeting those objectives and the individual’s contribution to the attainment of those objectives;

●
providing upward leverage for overachievement of goals; and

●
providing long-term equity-based incentives.

In order to achieve the above goals, our total compensation package includes base salary and annual bonus, all paid in cash, as well as long-term compensation in the form of stock options and/or restricted stock. We believe that appropriately balancing the total compensation package is necessary in order to provide market-competitive compensation.

Setting Executive Compensation

The Compensation Committee oversees the design, development and implementation of the compensation program for the Chief Executive Officer and the other Named Executive Officers. The Compensation Committee evaluates the performance of the Chief Executive Officer and determines the Chief Executive Officer’s compensation in light of the goals and objectives of the compensation program. The Chief Executive Officer and the Compensation Committee together assess the performance of the other Named Executive Officers and determine their compensation, based on initial recommendations from the Chief Executive Officer. Our Chief Executive Officer provided the Compensation Committee with a detailed review of the performance of the other Named Executive Officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for 2016.

The other Named Executive Officers do not play a role in their own compensation determination, other than discussing individual performance objectives and results with the Chief Executive Officer.

For executive compensation in 2016, the Compensation Committee used compensation data for the life sciences industry that it had purchased from a nationally recognized firm. The Compensation Committee did not use any benchmarking to establish executive compensation for 2016 other than to establish compensation for Khoso Baluch, who was hired as our Chief Executive Officer in October 2016.

In 2016, the Compensation Committee engaged Frederick W. Cook & Co., an independent compensation consultant, to assist with establishing compensation levels for executive officers, including our Named Executive Officers.

In late 2016, with the assistance of Frederick W. Cook & Co., the Compensation Committee reviewed a peer group of 14 public companies, which group was used by Frederick W. Cook & Co. to conduct an executive compensation study for purposes of establishing executive compensation as we sought to hire our Chief Executive, Financial and Chief Medical Officers. The composition of the peer group was based on the following criteria: (i) companies operating in a similar industry sector, (ii) publicly traded companies, (iii) companies of similar size, and (iv) companies of similar business operation and stage of research and development. The peer group companies considered by the Compensation Committee are:

Alchaogen	Dipexium Pharmaceuticals
Arbutus Biopharma	Matinas Biopharma
Cel-Sci	Novabay Pharmaceuticals
Chimerix	Scynexis
Cidara Therapeutics	Tetraphase Pharmaceuticals
Contrafect	Vical
Contravir Pharmaceuticals	Xoma

      The Compensation Committee uses the benchmarks in various combinations in an effort to obtain comparative compensation information that reflects our particular facts and circumstances over the period of time for which the information is available. The total compensation for each of our executive officers is benchmarked against the total compensation of executive officers in comparable positions at a peer group of companies of similar size and market capitalization in the pharmaceutical and biopharmaceutical industries, with a goal of compensating our executives appropriately and competitively. Market benchmarks is one element considered by the Compensation Committee when making compensation decisions.

      As noted above, we also purchase from time to time compensation data for the life sciences industry from a nationally recognized firm. We used such data in late 2016. The Compensation Committee generally positions cash compensation,  including non-equity performance bonuses, below the median and equity compensation above the median to conserve cash and to place additional emphasis on stock price improvement and stockholder value creation. The Compensation Committee also used this data in various combinations in an effort to establish compensation that reflects our particular facts and circumstances.

In the future, we, or the Compensation Committee, may again engage or seek the advice of a compensation consultant.

The Compensation Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Board and reward the executives for achieving such goals. After the end of the year, the Compensation Committee reviews the performance of each Named Executive Officer in achieving the established objectives. These results are included with the overall performance review provided by the Chief Executive Officer, after which the Compensation Committee votes upon any recommendations for salary adjustments, stock option grants and cash incentives. The Chief Executive Officer then executes the actions approved by the Compensation Committee with respect to such matters.

In 2015, our stockholders approved, on an advisory basis, the executive compensation paid in 2014, and the Compensation Committee did and will continue to consider such future votes in our compensation-setting practices, which votes will be held every three years, with the next vote to occur in 2018. In the future, the Compensation Committee intends to use information and advice it acquires, including that from any compensation consultant, the result of the say-on-pay vote, as well as information gathered by the Committee as it has done in the past, to guide our policies and procedures relating to executive compensation.

Based on these overall objectives and philosophy, the Compensation Committee has designed an executive compensation program that generally seeks to bring base salaries and total executive compensation in line with the companies at a similar stage of clinical development represented in the compensation data we review. Our program allows the Compensation Committee to determine each component of an executive’s compensation based on a number of factors, including (a) the executive’s overall experience and skills (with an emphasis on particular industry experience), (b) the executive’s position and responsibilities in comparison to other executives at the company, (c) individual performance, (d) the demand within our market for the executive’s skills relative to other executives in our industry, and (e) the overall performance of the executive management team as a whole.

Components of Compensation

The key components of our executive compensation package are cash compensation (salary and annual bonuses), long-term equity incentive awards and change in control and other severance agreements. These components are administered with the goal of providing total compensation that recognizes meaningful differences in individual performance, is competitive, varies the opportunity based on individual and corporate performance, and is valued by our Named Executive Officers.

Base Salary

It is the Compensation Committee’s objective to set a competitive rate of annual base salary for each Named Executive Officer. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their named executive officers with a guaranteed annual component of compensation that is not subject to performance risk. The Compensation Committee, on its own or with outside consultants, may establish salary ranges for the Named Executive Officers, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each Named Executive Officer is then derived from those salary ranges based on his or her responsibility, tenure and past performance and market comparability. Annual base salaries for the Named Executive Officers are reviewed and approved by the Compensation Committee in the first quarter following the end of the previous performance year. Changes in base salary are based on the scope of an individual’s current job responsibilities, individual performance in the previous performance year, target pay position relative to the peer group, and our salary budget guidelines. The Compensation Committee reviews established goals and objectives, and determines an individual’s achievement of those goals and objectives and considers the recommendations provided by the Chief Executive Officer to assist it in determining appropriate salaries for the Named Executive Officers other than the Chief Executive Officer.

The base salary information for our Named Executive Officers for 2016 is set forth in the Summary Compensation Table below. In October 2016, we entered into an employment agreement with Khoso Baluch, our Chief Executive Officer. In May 2014, we entered into an employment agreement with our former Chief Executive Officer, Randy Milby, which we amended in August 2015. In April 2016, we entered into an employment agreement with Dr. Anthony Pfaffle, our Chief Scientific Officer, that provides the terms of his employment. These agreements provide for a salary for each Named Executive Officer and are described under the caption “Employment Agreements and Arrangements.”

Annual Bonuses

As part of their compensation package, our Named Executive Officers generally have the opportunity to earn annual non-equity incentive bonuses. Annual non-equity bonuses are designed to reward superior executive performance while reinforcing our short-term strategic operating goals. The Compensation Committee establishes each year a target award for each Named Executive Officer based on a percentage of base salary, and based on any applicable terms in any individual employment agreements. Annual bonus targets as a percentage of salary increase with executive rank so that for the more senior executives, a greater proportion of their total cash compensation is contingent upon annual performance.

At the beginning of the performance year, each Named Executive Officer, in conjunction with the Chief Executive Officer, establishes annual goals and objectives. Actual bonus awards are based on an assessment against the pre-established goals for each Named Executive Officer’s individual performance, the performance of the business function for which he or she is responsible, the executive management team’s overall performance, and/or our company’s overall performance for the year. For any given performance year, proposed annual bonuses may range from 0% to 100% of target, or higher under certain circumstances, based on corporate, team and individual performance. Corporate, team and individual performance has a significant impact on the annual bonus amounts because the Compensation Committee believes it is a precise measure of how the Named Executive Officer contributed to business results.

Pursuant to his employment agreement, Mr. Baluch is eligible for an annual bonus, which may equal up to 80% of his base salary then in effect, as determined by our Board or compensation committee. In determining such bonus, our Board or compensation committee will take into consideration the achievement of specified company objectives, predetermined by the Board in consultation with the Chief Executive Officer, and specified personal objectives, predetermined by the Board and the Chief Executive Officer. For fiscal year 2016, Mr. Baluch’s bonus was prorated, contingent upon Mr. Baluch meeting performance objectives established by the Board and Mr. Baluch.

Pursuant to their respective agreements, Mr. Milby was entitled to an annual target cash bonus opportunity of up to 100% of his salary, and Dr. Pfaffle up to 30% (subject to increase depending on performance). For 2016, the Board established for Mr. Milby a bonus of up to 100% of his salary and a bonus of 40% for Dr. Pfaffle. The performance goals generally were determined by our Compensation Committee in the first quarter of the calendar year but the actual bonuses are determined after the year’s end to assess achievement of the goals. Additionally, the Board or the Compensation Committee may increase or decrease a Named Executive Officer’s bonus payment (above or below the target) based on its assessment of our company’s and the Named Executive Officer’s individual performance during the year. Each Named Executive Officer's potential bonus was developed taking into account his respective area of responsibility.

For 2016, the annual non-equity incentive bonus for Mr. Baluch was based on the achievement of objectives in the fourth quarter of 2016 related to developing a strategic plan, the Neutrolin clinical program and staffing recruitment, all of which goals were established in October 2016. The 2016 goals for Mr. Milby and Dr. Pfaffle were established in February 2016. Mr. Milby’s 2016 goals were based on the achievement of commercial and clinical development goals for various aspects of Neutrolin, developments related to other pipeline products, and financial goals. Dr. Pfaffle’s goals were based on clinical and regulatory development of Neutrolin. All of Mr. Baluch’s goals were met such that he received 100% of his bonus, prorated for the year. Mr. Milby left our employment in October 2016, but overall his goals over which he had primary control were met in 2016 such that he received 100% of his bonus, prorated for the year. Dr. Pfaffle did not meet his goals and received no bonus.

We engaged James Altland, our former interim Chief Financial officer, pursuant to a contract with a third-party agency. As a result, Mr. Altland was not an employee and was not eligible for our employment benefits, including any as a Named Executive Officer. Mr. Altland ceased employment in February 2017.

Long-Term Incentive Equity Awards

We believe that long-term performance is achieved through an ownership culture that encourages high performance by our Named Executive Officers through the use of stock-based awards. Our 2006 Stock Plan and 2013 Stock Plan were each established to provide our employees, including our Named Executive Officers, with incentives to help align employees’ interests with the interests of our stockholders. Effective upon the approval by our stockholders of our 2013 Stock Plan, we were no longer able to issue any award under the 2006 Stock Plan. The Compensation Committee believes that the use of stock-based awards offers the best approach to achieving our compensation goals. We have historically elected to use stock options as the primary long-term equity incentive vehicle; however, the Compensation Committee has used restricted stock in the past and may in the future utilize restricted stock as part of our long-term incentive program. We have selected the Black-Scholes method of valuation for share-based compensation. Due to the early stage of our business and our desire to preserve cash, we may provide a greater portion of total compensation to our Named Executive Officers through stock options and restricted stock grants than through cash-based compensation. The Compensation Committee generally oversees the administration of our 2006 Stock Plan and our 2013 Stock Plan.

Stock Options

Our 2013 Stock Plan (and formerly our 2006 Stock Plan) authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants.

The Compensation Committee reviews and approves stock option awards to Named Executive Officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each Named Executive Officer’s existing long-term incentives, and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of our Chief Executive Officer.

Stock options granted to employees have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest over a time or upon the achievement of certain performance-based milestones and are based upon continued employment, and generally expire 10 years after the date of grant. The fair value of the options granted to the Named Executive Officers in the Summary Compensation Table is determined in accordance with the Black-Scholes method of valuation for share-based compensation. Incentive stock options also include certain other terms necessary to ensure compliance with the Internal Revenue Code of 1986.

We expect to continue to use stock options as a long-term incentive vehicle because:

●
Stock options align the interests of our Named Executive Officers with those of our stockholders, supporting a pay-for performance culture, foster employee stock ownership, and focus the management team on increasing value for our stockholders.

●
Stock options are performance-based. All of the value received by the recipient of a stock option is based on the growth of the stock price. In addition, stock options can be issued with vesting based on the achievement of specified milestones.

●
Stock options help to provide balance to the overall executive compensation program as base salary and annual bonuses focus on short-term compensation, while the vesting of stock options increases stockholder value over the longer term.

●
The vesting period of stock options encourages executive retention and the preservation of stockholder value. In determining the number of stock options to be granted to our Named Executive Officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual Named Executive Officer’s total compensation.

Restricted Stock

Our 2013 Stock Plan (and formerly our 2006 Stock Plan) authorizes us to grant restricted stock. No restricted stock grants were awarded during 2014, 2015 or 2016. In order to implement our long-term incentive goals, we may grant shares of restricted stock in the future.

Executive Benefits and Perquisites

Our Named Executive Officers, some of whom may be parties to employment or consulting agreements, will continue to be parties to such agreements in their current form until the expiration or termination of the employment or consulting agreement or until such time as the Compensation Committee determines in its discretion that revisions to such agreements are advisable. In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our Named Executive Officers, including medical, dental and life insurance and the ability to contribute to a 401(k) plan; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits if it deems it advisable. We believe these benefits are currently comparable to benefit levels for comparable companies.

Employment Agreements

Employment Agreements with Current Named Executive Officers

On September 27, 2016, we entered into a three-year employment agreement with Khoso Baluch, our Chief Executive Officer. On January 30, 2017, we entered into employment agreements, each effective February 1, 2017, with Robert Cook to serve as our Chief Financial Officer and with Judith Abrams to serve as our Chief Medical Officer. On March 1, 2017, we entered into an employment agreement with John Armstrong to serve as our Executive Vice President for Technical Operations. After the initial three-year term of each employment agreement, the agreement will automatically renew for additional successive one-year periods, unless either party notifies the other in writing at least 90 days before the expiration of the then current term that the agreement will not be renewed.

Pursuant their respective agreements, Mr. Baluch will receive an annual salary of $375,000, Mr. Cook and Dr. Abrams an annual salary of $350,000 and Mr. Armstrong an annual salary of $310,000, which cannot be decreased unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in base salary and/or total compensation, provided that any reduction in executive’s salary may be no greater than 25%. Each executive will be eligible for an annual bonus, which may equal up to 80% for Mr. Baluch and up to 30% for Mr. Cook and Dr. Abrams of his or her base salary then in effect, as determined by our Board or compensation committee. In determining such bonus, our Board or compensation committee will take into consideration the achievement of specified company objectives, predetermined by our Board and Chief Executive Officer, in the case of Mr. Baluch, and by our Chief Executive Officer in the case of Mr. Cook, Dr. Abrams and Mr. Armstrong, and approved by the Board or compensation committee, and specified personal objectives, predetermined by the Board with each executive. For fiscal year 2017, Mr. Cook’s, Dr. Abrams’s and Mr. Armstrong’s bonus will be prorated, contingent upon him or her meeting performance objectives established by the Board with the executive. Each executive must be employed through December 31 of a given year to earn that year’s annual bonus.

The following provisions of the employment agreements with Mr. Baluch, Mr. Cook, Dr. Abrams and Mr. Armstrong are identical except where noted.

If we terminate the executive’s employment for Cause (as defined below), the executive will be entitled to receive only the accrued compensation due to him or her as of the date of such termination, rights to indemnification and directors’ and officers’ liability insurance, and as otherwise required by law. All unvested shares of restricted stock in the case of Mr. Baluch, and all unvested options then held by the executive will be forfeited to us as of such date.

If we terminate the executive’s employment other than for Cause, death or disability, other than by notice of nonrenewal, or if the executive resigns for Good Reason (as defined below), the executive will receive the following benefits: (i) payment of any accrued compensation and any unpaid bonus for the prior year, as well as rights to indemnification and directors’ and officers’ liability insurance and any rights or privilege otherwise required by law; (ii) we will continue to pay his or her base salary and benefits for a period of twelve months in the case of Mr. Baluch and nine months for the other executives following the effective date of the termination of employment; (iii) payment on a prorated basis for any target bonus for the year of termination based on the actual achievement of the specified bonus objectives; (iv) if the executive timely elects continued health insurance coverage under COBRA, then we will pay the premium to continue such coverage for him or her and his or her eligible dependents in an amount equal to the portion paid for by us during the executive’s employment until the conclusion of the time when he or she is receiving continuation of base salary payments or until he or she becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that we have the right to terminate such payment of COBRA premiums on behalf of the executive and instead pay him or her a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if we determine in our discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Internal Revenue Code of 1986, as amended; and (v) in the case of Mr. Baluch, all restricted shares and stock options, and in the case of Mr. Cook and Dr. Abrams, all unvested time-based stock options that are scheduled to vest on or before the next succeeding anniversary of the date of termination shall be accelerated and deemed to have vested as of the termination date. The separation benefits set forth above are conditioned upon the executive executing a release of claims against us, our parents, subsidiaries and affiliates and each such entities’ officers, directors, employees, agents, successors and assigns in a form acceptable to us, within a time specified therein, which release is not revoked within any time period allowed for revocation under applicable law.

For purposes of the agreement, “Cause” is defined as: (i) the willful failure, disregard or refusal by the executive to perform his or her material duties or obligations under the agreement (other than as a result of executive’s mental incapacity or illness, as confirmed by medical evidence provided by a physician selected by us) that, in the case of Mr. Cook, Dr. Abrams and Mr. Armstrong, is not cured, to the extent subject to cure, by the executive to our reasonable satisfaction within 30 days after we gave written notice thereof to executive; (ii) any willful, intentional or grossly negligent act by the executive having the effect of materially injuring (whether financially or otherwise) our business or reputation or any of our affiliates; (iii) executive’s conviction of any felony involving moral turpitude (including entry of a guilty or nolo contendere plea); (iv) the executive’s qualification as a “bad actor,” as defined by 17 CFR 230.506(a); (v) the good faith determination by the Board, after a reasonable and good-faith investigation by us that the executive engaged in some form of harassment or discrimination prohibited by law (including, without limitation, harassment on the basis of age, sex or race) unless the executive’s actions were specifically directed by the Board; (vi) any material misappropriation or embezzlement by the executive of our property or our affiliates (whether or not a misdemeanor or felony); or (vii) material breach by the executive of the agreement that is not cured, to the extent subject to cure, by executive to our reasonable satisfaction within 30 days after we give written notice thereof to the executive (20 days in the case of Mr. Baluch).

For purposes of the agreement, “Good Reason” is defined as: (i) any material breach of the agreement by us; (ii) any material diminution by us of the executive’s duties, responsibilities, or authority; (iii) a material reduction in the executive’s annual base salary unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in annual base salary and/or total compensation; (iv) in the case of Mr. Cook, Dr. Abrams and Mr. Armstrong, a required relocation of the primary place of performance of the executive’s duties to a location more than 50 miles from our current location in Bedminster, New Jersey, provided that a change in the location of the primary place of performance of the executive’s duties will not constitute Good Reason if such change occurs prior to a change in control and we only require the executive to physically work at that new location two days or less per workweek and provide reimbursement of the executive’s reasonable travel expenses in commuting to such new location; or (v) a material reduction in the executive’s target bonus level unless all officers and/or members of our executive management team experience an equal or greater percentage reduction related to target bonus levels.

If the executive terminates his or her employment by written notice of termination or if the executive or we terminate his or her employment by providing a notice of nonrenewal at least 90 days before the agreement is set to expire, the executive will not be entitled to receive any payments or benefits other than any accrued compensation, any unpaid prior year’s bonus, rights to indemnification and directors’ and officers’ liability insurance and as otherwise required by law.

If the executive’s employment is terminated as a result of his or her death or disability, we will pay him or her or his or her estate, as applicable, any accrued compensation and any unpaid prior year’s bonus.

Our agreements with Mr. Baluch, Mr. Cook, Dr. Abrams and Mr. Armstrong each contain a non-compete provision that provides that during the term of each agreement and the 12-month period immediately following the executive’s separation from employment for any reason, the executive is prohibited from engaging in any business involving the development or commercialization of a preventive anti-infective product that would be a direct competitor of Neutrolin or a product containing taurolidine or any other product being actively developed or produced by us within the United States and the European Union on the date of termination of his or her employment.

Employment Agreements with Former Named Executive Officers

On May 9, 2014, we entered into an employment agreement, effective March 31, 2014, with our former Chief Executive Officer, Randy Milby. Pursuant to his agreement, Mr. Milby received an annual base salary of $300,000.00, up to 50% of which was payable in the form of unregistered common stock at the discretion of Mr. Milby and subject to specified limitations. Mr. Milby was eligible for an annual target bonus, the cash portion of which could equal up to 100% of his base salary then in effect, as determined by our Board or compensation committee. In determining such bonus, our Board or compensation committee took into consideration the achievement of specified company objectives, predetermined by the Board, and specified personal objectives, predetermined by the Board and Mr. Milby. Mr. Milby’s annual bonus, if any, was to be paid in cash or a combination of cash and equity, provided that the equity portion will make up no more than 50% of the value of such annual bonus.

On August 3, 2015, we entered into a Release of Claims and Severance Modification with Mr. Milby due to the anticipated termination of Mr. Milby’s employment. In exchange for the release of various claims by Mr. Milby against our company, including claims related to his employment with us and the termination of same and claims for additional compensation or benefits other than the compensation and benefits set forth in his employment agreement, we agreed to amend Mr. Milby’s employment agreement to specify that Mr. Milby may not compete against the Company by engaging in any business involving the development or commercialization of (i) a preventive anti-infective product that would be a direct competitor of Neutrolin or (ii) a product containing taurolodine. The non-compete term did not change and remains at 12 months following termination of his employment, which occurred on October 2, 2016. The employment agreement was also amended to allow Mr. Milby a period in which to exercise all vested options and warrants until the later of 60 months following the termination date of his employment or 60 months following the date on which his service on the Company’s Board of Directors ended, provided in no event shall he be able to exercise any option after the respective expiration date of the applicable stock option award.

Effective April 29, 2016, we amended our employment agreement with Mr. Milby. The amendment was made as we continued our search for a new Chief Executive Officer and in response to the expiration of Mr. Milby’s agreement on April 30, 2016. Under the amended agreement, Mr. Milby became an at-will employee, and all other terms of his employment agreement remained in place, including severance benefits.

Pursuant to the terms of his employment agreement, Mr. Milby was entitled to receive his base salary and benefits for a period of 12 months following the effective date of the termination of his employment, or, in the case of benefits, until such time as he receives equivalent coverage and benefits under plans and programs of a subsequent employer if such receipt is prior to the expiration of the 12-month period. To the extent any of the aforementioned benefits cannot be provided to former employees, we will pay Mr. Milby a lump-sum payment in the amount necessary to allow Mr. Milby to purchase the equivalent benefits.

On April 18, 2016, we entered into an employment agreement, effective February 22, 2016, with Dr. Pfaffle. Unless renewed, the agreement will expire on February 21, 2018. In exchange for his service as our Chief Scientific Officer, Dr. Pfaffle will receive an annual base salary of $280,000.00. Dr. Pfaffle will be eligible for an annual bonus, which may equal up to 50% of his base salary then in effect, as determined by our Board or compensation committee. In determining such bonus, our Board or compensation committee will take into consideration the achievement of specified company objectives, predetermined by the Board, and specified personal objectives, predetermined by the Board in consultation with Dr. Pfaffle. He is also eligible to participate in all employee benefits available to our senior executives from time-to-time and is eligible for up to four weeks of paid vacation per year and may be reimbursed for specified business-related expenses.

Upon a Change of Control of our company (as defined in the agreement), all shares of our company’s restricted stock and all unvested options to purchase shares of our capital stock then held by Dr. Pfaffle will be accelerated and deemed to have vested as of the date of such Change of Control.

If we terminate Dr. Pfaffle’s employment for cause (as defined in the agreement), he will be entitled to receive only the accrued compensation due to him as of the date of such termination, all shares of restricted stock then held by him will be forfeited to us as of such date, and all unexercised options to purchase shares of our capital stock, whether or not vested, will immediately terminate. If Dr. Pfaffle resigns for other than good reason (as defined in the agreement) or if we terminate his employment by providing notice of nonrenewal at least 60 days before the agreement is set to expire, he will be entitled only to payment of his accrued compensation as of such date.

If we terminate Dr. Pfaffle’s employment other than for cause (as defined in the agreement), death or disability, other than by notice of nonrenewal, or if Dr. Pfaffle resigns for good reason (as defined in the agreement), he will receive the following benefits: (i) we will continue to pay his base salary and benefits for a period of 12 months following the effective date of the termination of his employment; (ii) if Dr. Pfaffle timely elects continued health insurance coverage under COBRA, then we will pay the entire premium necessary to continue such coverage for Dr. Pfaffle and his eligible dependents until the conclusion of the time when he is receiving continuation of base salary payments or until he becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that we have the right to terminate such payment of COBRA premiums on behalf of Dr. Pfaffle and instead pay him a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if we determine in our discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Internal Revenue Code of 1986, as amended; (iii) we will provide such other or additional benefits, if any, as may be provided under our applicable employee benefit plans, programs and/or arrangements; and (iv) all equity grants of any kind, including restricted shares and unvested stock options held by Dr. Pfaffle, will be accelerated and deemed to have vested as of the termination date.

If Dr. Pfaffle’s employment is terminated as a result of his death or disability, we will shall pay him or his estate, as applicable, his base salary through the date which is the sooner of the end of the agreement’s term or 180 days after his death or disability, and such other or additional benefits, if any, as may be provided under our applicable employee benefit plans, programs and/or arrangements. All shares of our stock that are subject to vesting and all options that are scheduled to vest on or before the next succeeding anniversary of the effective date of the agreement will be accelerated and deemed to have vested as of the termination date. All such restricted shares and options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of termination shall be forfeited.

During the term of the agreement and the 12-month period immediately following his separation from employment for any reason, Dr. Pfaffle is prohibited from engaging in any business involving the development or commercialization of a preventive anti-infective product that would be a direct competitor of Neutrolin or a product containing taurolidine within the United States and the European Union.

Tax and Accounting Considerations

U.S. federal income tax generally limits the tax deductibility of compensation we pay to our Named Executive Officers to $1.0 million in the year the compensation becomes taxable to the executive officers. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. Rather, we seek to maintain flexibility in how we compensate our executive officers so as to meet a broader set of corporate and strategic goals and the needs of stockholders, and as such, we may be limited in our ability to deduct amounts of compensation from time to time. Accounting rules require us to expense the cost of our stock option grants. Because of option expensing and the impact of dilution on our stockholders, we pay close attention to, among other factors, the type of equity awards we grant and the number and value of the shares underlying such awards.

Pension Benefits

We do not maintain any qualified or non-qualified defined benefit plans. As a result, none of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our Named Executive Officers participate in our have account balances in nonqualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Named Executive Officers in the years ended December 31, 2016, 2015 and 2014:

Name and Principal Position	Year	Salary ($)	Option Awards (1) ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Khoso Baluch (2)	2016	93,750	3,186,450	75,000	39,574	(5)	3,394,774
Chief Executive Officer	2015	--	--	--	--		--
	2014	--	--	--	--		--
Randy Milby (3)	2016	308,746	--	112,500	30,818	(6)	452,064
Chief Executive Officer	2015	300,000	269,025	150,000	4,715	(7)	723,740
	2014	287,500	147,500	--	--		435,000
Antony E. Pfaffle	2016	275,962	--	--	26,641	(7)	302,603
Chief Scientific Officer	2015	250,000	269,025	75,000	6,694	(7)	600,719
	2014	219,800	356,550	30,000	16,928	(8)	623,728
James Altland (4)	2016	244,485	--	--	--		244,485
Interim Chief Financial Officer	2015	60,666	--	--	--		60,666
	2014	--	--	--	--		--
_____________________

(1)
The amounts included in this column are the dollar amounts representing the full grant date fair value of each stock option award calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the Named Executive Officers upon option exercise.

(2)
Mr. Baluch became our Chief Executive Officer on October 3, 2016.

(3)
Mr. Milby left our employment in October 2016.

(4)
Mr. Altland was appointed as our Interim Chief Financial Officer effective October 26, 2015. He served pursuant to a contract arrangement with a third party agency until February 2017.

(5)
Consists of health benefits and reimbursed moving expenses.

(6)
Consists of health benefits and 401K employer match.

(7)
Consists of health benefits.

(8)
Consists of director fees.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards made to our Named Executive Officers in 2016. The only plan-based awards granted were stock options; no non-equity awards were granted. All stock options granted to our Named Executive Officers were incentive stock options, to the extent permissible under the Internal Revenue Code; if they exceeded the permitted amount upon vesting, the options that exceeded the threshold became non-qualified stock options. The exercise price per share of each stock option granted to our Named Executive Officers was equal to the fair market value of our common stock as determined in good faith by our Board on the date of the grant. All stock options listed below were granted under our 2013 Stock Plan.

Name	Grant date	Number of securities underlying options (1) (#)	Exercise or Base price of option awards ($/Sh)	Grant date fair value of stock and option awards (2) ($)
Khoso Baluch	10/3/2016	1,850,000	$2.52	3,186,450
Randy Milby	--	--	--	--
Antony E. Pfaffle	--	--	--	--
James Altland	--	--	--	--
_______________

(1)
Mr. Baluch was the only Named Executive Officer granted options in 2016. The options granted to Mr. Baluch were a component of his employment agreement and vest as follows: (i) 1,250,000 of the options will vest over four years in four equal annual installments on the first four anniversaries of October 3, 2016; (ii) 300,000 of the options are split into three equal tranches and vest upon the achievement of performance milestones, but in any event not before December 31, 2018 and not after October 3, 2020; and (iii) 300,000 of the options vest upon our stock price on the NYSE attaining an average closing price per share that is at least 2.75 times the lower of the closing price per share on September 23, 2016 or October 3, 2016, with such increased stock price measured on an average basis of the closing price for a 30-day period (the “Qualifying Price”), provided these options will be forfeited if the closing stock price on December 31, 2018 is below the Qualifying Price.

(2)
The grant date fair value of the restricted stock and option awards is calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End 2016

The following table contains certain information concerning unexercised options for the Named Executive Officers as of December 31, 2016.

Name	Number of Shares Underlying Unexercised Options (#) – Exercisable	Number of Shares Underlying Unexercised Options (#) – Unexercisable	Option Exercise Price ($)	Option Expiration Date
Khoso Baluch	--	1,850,000	2.52	10/03/2026

Randy Milby(1)	437,500	--	0.90	10/03/2021
	100,000	--	2.02	10/03/2021
	75,000	--	5.00	10/03/2021

Antony E. Pfaffle	20,000	--	3.125	3/30/2020
	30,000	--	2.10	1/14/2021
	80,000	--	0.68	12/05/2022
	175,000	--	0.90	3/22/2023
	100,000	--	2.02	1/09/2024
	30,000	--	2.02	1/09/2024
	100,000	--	2.27	4/01/2024
	75,000	--	5.00	2/24/2025

James Altland	--	--	--	--
_______________

(1)
Upon Mr. Milby’s termination of employment on October 3, 2016, the option expiration date was reset for all of Mr. Milby’s options pursuant to the terms of his severance agreement dated July 17, 2015.

Option Exercises

The following table sets forth information on the aggregate number and value of all options exercised by the Named Executive Officers in 2016.

Option Exercises in Fiscal 2016

	Option awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)
Khoso Baluch	--	--
Randy Milby	150,000	124,500
Antony E. Pfaffle	170,000	312,857
James Altland	--	--
_______________

(1)
The aggregate value realized equals the difference between the fair market value of the shares acquired, based on the closing sale price, if any, or closing bid price per share of our common stock on the NYSE MKT on the date of exercise, and the exercise price for the underlying stock options.

Option Repricings

We did not engage in any repricings or other modifications to any of our Named Executive Officers’ outstanding options during the year ended December 31, 2016.

Potential Payments on Change of Control

Pursuant to the terms of his employment agreement and upon the termination of his employment with us on October 2, 2016, Randy Milby became entitled to the severance benefit set forth below. See the discussion of Mr. Milby’s employment agreement and the employment agreements we have with Khoso Baluch and Antony Pfaffle under the heading “Employment Agreements”. If the severance payments called for in our agreements for Mr. Baluch and Dr. Pfaffle had been triggered on December 31, 2016, we would have been obligated to make the following payments:

Name	Cash Payment ($ per month) and (# of months paid)		Benefits ($ per month) and (# of months paid)		Number of Options (# that would vest) and ($ market value) (1)
Khoso Baluch	$ 31,250	12 mos.	$ 2,291	12 mos.	1,850,000	$ -0-
Randy Milby	$ 25,000	9 mos	$ 2,807	9 mos	612,500	$ 310,625
Antony E. Pfaffle	$ 20,833	12 mos	$ 2,896	12 mos	600,000	$ 189,350
______________________

(1)
The market value equals the difference the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock on the NYSE MKT on December 28, 2016 (the last trading day of 2016), which was $1.61, and the exercise prices for the underlying stock options.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A contained in this proxy statement with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

Submitted by:
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Taunia Markvicka, Chair

Janet M. Dillione

Michael George

Myron Kaplan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Markvicka (Chairman), Ms. Dillione and Mr. George served as members of our Compensation Committee during all of 2016; Mr. Kaplan joined the Committee in April 2016. None of these individuals was at any time during 2016 or at any other time thereafter an officer or employee of our company. Mr. Baluch, our Chief Executive Officer, and Mr. Milby, our former Chief Executive Officer, participated in discussions regarding salaries and incentive compensation for all of our Named Executive Officers, except each was and is excluded from discussions regarding his own salary and incentive stock compensation. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

AUDITOR AND AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2016, which were audited by Friedman LLP, our independent registered public accounting firm. The Audit Committee discussed with Friedman LLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 16 (Communication with Audit Committee). The Audit Committee received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee also considered whether the provision of services other than the audit of our financial statements for the fiscal year ended December 31, 2016 were compatible with maintaining Friedman LLP’s independence.

Based on the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

All members of our Audit Committee are independent under SEC regulation and Section 803B(2) of the NYSE MKT Rules. The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of our Audit Committee must qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, and have financial sophistication in accordance with the NYSE MKT Rules 803B2(a)(iii). Our Board has determined that each of Ms. Dillione and Ms. Tellez qualifies as an audit committee financial expert.

THE AUDIT COMMITTEE
Janet M. Dillione, Chairman
Myron Kaplan
Taunia Markvicka
Cora M. Tellez

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees billed to us by Friedman LLP, our independent registered public accounting firm for the years ended December 31, 2016 and 2015, for services relating to: auditing our annual financial statements; reviewing our financial statements included in our quarterly reports on Form 10-Q; reviewing registration statements during 2016 and 2015; financing activities in 2016 and 2015; and services rendered in connection with tax compliance, tax advice and tax planning, and all other fees for services rendered.

	2016	2015

Audit Fees	$170,000	$181,000
Audit Related Fees	27,500	20,250
Tax Fees	10,800	11,500
All Other Fees	--	--
Total	$208,300	$212,250

Audit Committee Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for reviewing and approving in advance any audit and any permissible non-audit engagement or relationship between us and our independent registered public accounting firm. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by our independent registered public accounting firm. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to our management. Audit Committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC. All services performed by our independent registered public accounting firm during 2016 were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

There were no related party transactions during the year ended December 31, 2016.

Procedures for Review and Approval of Transactions with Related Persons

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties. Our policies and procedures for review and approval of transactions with related persons are in writing in our Code of Conduct and Ethics available on our website at www.cormedix.com under the “Investor Relations—Corporate Governance” tab.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings. Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and holders of more than 10% of our common stock complied with all applicable filing requirements during the fiscal year ended December 31, 2015, with the exception of: a Form 4 for each of Janet Dillione, Michael George and Cora Tellez to report the election to defer the receipt of cash compensation for directors fees, which reports were due on February 18, 2016 and were filed on March 22, 2016; and two Forms 4 for Janet Dillione to report the purchase of 15,000 shares of common stock on September 22, 2015 and the purchase of 3,738 shares of common stock on June 8, 2016, which reports were due on September 28, 2015 and June 14, 2016, respectively, and both of which were filed on June 29, 2016.

STOCKHOLDER COMMUNICATIONS

Stockholders may send any communications regarding our company’s business to the Board in care of our Corporate Secretary at our principal executive offices located at 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921. The Secretary will forward all such communications to the addressee.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Stockholder proposals to be included in the proxy statement for our next annual meeting of stockholders must be received by us not later than December 27, 2017. Under our bylaws, stockholder proposals to be considered at our next annual meeting, including nominees for director, must be received by us not later than 60 days prior to that meeting. All submissions must comply with all of the requirements of our bylaws and Rule 14a-8 of the Exchange Act. Proposals should be mailed to Antony E. Pfaffle, Corporate Secretary, CorMedix Inc., 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921.

Management’s proxy holders for the next annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which we do not have notice prior to March 12, 2018.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of proxy materials by contacting us either by calling (908) 517-9500 or by mailing a request to 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive or a single copy of proxy materials in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the SEC is accessible free of charge on its website at www.sec.gov. It contains audited financial statements covering the fiscal years ended December 31, 2016 and 2015. You can request a copy of our Annual Report on Form 10-K free of charge by calling (908) 517-9500 or by mailing a request to our Corporate Secretary, 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921. Please include your contact information with the request.

DIRECTIONS TO CORMEDIX INC. ANNUAL MEETING AT THE COMPANY’S OFFICE
AT 1545 U.S HIGHWAY 206, FIRST FLOOR CONFERENCE ROOM, BEDMINSTER, NEW JERSEY 07921

Directions from US-202/206 North

Merge onto US-202/206 North.  Keep left to stay on US-202 N/US-206 N. Continue for approximately 1 mile. Pass the fourth traffic light and turn left at the driveway after the Shell gas station. Park at the back of the building.

Directions from Areas North Of Bedminster via I-287

Follow ROUTE 287 SOUTH to EXIT 22 (U.S. 202/206 NORTH) towards Bedminster.  Follow directions from US-202/206 North above.

Directions from Areas South Of Bedminster via I-287

Follow ROUTE 287 NORTH to EXIT 22B (U.S. 202/206 NORTH) towards Bedminster. Follow directions from US-202/206 North above.

Directions Jersey City, Newark (Airport), New York, and Areas East of Bedminster via I-78

Follow I-78 to Exit 29 to I-287 North toward US 202/206/Morristown, stay right at the fork onto I-287.  Follow ROUTE 287 NORTH to EXIT 22B (U.S. 202/206 NORTH) towards Bedminster.  Follow directions from US-202/206 North above.

Directions from Pennsylvania, Phillipsburg, Clinton, and Areas West of Bedminster via I-78

Follow I-78 to Exit 29 to I-287 North toward US 202/206/Morristown, stay left at the fork onto I-287.  Follow ROUTE 287 NORTH to EXIT 22B (U.S. 202/206 NORTH) towards Bedminster.  Follow directions from US-202/206 North above.

Directions from I-80, East or West.

Follow I-80 (East-bound or West-bound) to the juncture with I-287 South.  Follow I-287 South to Exit 22 Bedminster.  Follow directions from US-202/206 North above.

  Appendix A

CORMEDIX INC.

Proposed Amendment to the Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT
TO
THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION, AS AMENDED
OF
CORMEDIX INC.

The undersigned, for purposes of amending the Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), of CorMedix Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:  The name of the corporation is CorMedix Inc. (the “Corporation”).

SECOND:  The Certificate was filed with the Office of the Secretary of State of the State of Delaware on December 3, 2012.

THIRD:  Article FOURTH of the Certificate is hereby amended to read, in its entirety, as follows:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 202,000,000 shares. The Corporation is authorized to have two classes of shares, designated as Common Stock and Preferred Stock. The total number of shares of Common Stock which the Corporation is authorized to issue is 200,000,000 shares, and the par value of each of the shares of Common Stock is $0.001. The total number of shares of Preferred Stock which the Corporation is authorized to issue is 2,000,000 shares, and the par value of each of the shares of Preferred Stock is $0.001.

The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Corporation’s Board of Directors may determine. Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, as amended, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of any authorized but undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may: (i) have such distinctive designation and consist of such number of shares; (ii) be subject to redemption at such time or times and at such price or prices; (iii) be entitled to the benefit of a retirement or sinking fund for the redemption of such series on such terms and in such amounts; (iv) be entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; (v) be entitled to such rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets of the Corporation in preference to, or in such relation to, any other class or classes or any other series of stock; (vi) be convertible into, or exchangeable for, shares of any other class or classes or any other series of stock at such price or prices or at such rates of exchange and with such adjustments, if any; (vii) be entitled to the benefit of such conditions, limitations or restrictions, if any, on the creation of indebtedness, the issuance of additional shares of such series or shares of any other series of Preferred Stock, the amendment of this Amended and Restated Certificate of Incorporation, as amended, or the Corporation’s By-Laws, the payment of dividends or the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of, any other class or classes or series of stock, or any other corporate action; or (viii) be entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation, as amended.”

FOURTH: Except as expressly amended herein, all provisions of the Certificate filed with the Office of the Secretary of State of the State of Delaware on December 3, 2012, shall remain in full force and effect.

1

FIFTH: The foregoing amendment was duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, this ___ day of _______________, 2017.

CORMEDIX INC.

By:__________________________________________
Name: Khoso Baluch
Title: Chief Executive Officer

 2

CORMEDIX INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 6, 2017 AT 11:00 AM EASTERN TIME
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Khoso Baluch and Robert Cook and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of CorMedix Inc., a Delaware corporation, held of record by the undersigned on April 13, 2017, at the Annual Meeting of Stockholders to be held at 1545 U.S. Highway 206, First Floor Conference Room, Bedminster, New Jersey, on Monday, June 6, 2017, at 11:00 a.m, or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the proxy statement.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CRMD
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CORMEDIX INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	Election of Directors:	☐	☐
	Khoso Baluch			☐
	Janet M. Dillione			☐	CONTROL ID:
	Michael W. George			☐	REQUEST ID:
	Myron Kaplan			☐
	Taunia Markvicka			☐
	Cora M. Tellez			☐

Proposal 2		FOR	AGAINST	ABSTAIN

Approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 82,000,000 shares to 202,000,000 shares and to increase the number of authorized shares of common stock from 80,000,000 shares to 200,000,000 shares.
		☐	☐	☐

Proposal 3		FOR	AGAINST	ABSTAIN
	Ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________________________________________________________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2017

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)